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                                                                   EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference of our firm under the caption "Experts" in the
registration statement (Form S-3 No. 333-   ) and related prospectus of Host
Marriott Corporation and to the incorporation by reference therein of our report dated January 20, 1995 (except for the matter discussed in Notes 6, 7 and 8, as to which the date is February 22, 1996), with respect to the financial statements of the New York Vista for the years ended December 31, 1994, 1993 and 1992 included in the Registration Statement (Form S-1 No. 333-00147) filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

New York, New York
January 10, 1997